Exhibit 10.12

EIGHTH AMENDMENT TO STOCK PURCHASE AGREEMENT

This Eighth Amendment to Stock Purchase Agreement (“Amendment”) is entered into and effective this 18th day of April 2022, by and among: SANDRA JOHNSON AND MARCO JOHNSON, residents of the State of California (collectively, “Seller”), UNIVERSITY OF ANTELOPE VALLEY, INC., a California corporation (“UAV”), GENIUS GROUP LIMITED, a corporation organized under the laws of the Republic of Singapore (“Purchaser”), and UNIVERSITY OF ANTELOPE VALLEY, LLC, a California limited liability company (“UAV Property Company”).

RECITALS

WHEREAS, Seller, UAV, Purchaser and UAV Property Company (solely with respect to Section 1.2(b) of the Purchase Agreement) entered into that certain Stock Purchase Agreement dated as of March 22, 2021, the Amendment to Stock Purchase Agreement dated as of July 29, 2021, the Second Amendment to Stock Purchase Agreement dated September 30, 2021, the Third Amendment to Stock Purchase Agreement dated November 22, 2021, the Fourth Amendment to Stock Purchase Agreement dated December 21, 2021, the Fifth Amendment to Stock Purchase Agreement dated January 23, 2022, the Sixth Amendment to Stock Purchase Agreement dated February 25, 2022 and the Seventh Amendment to Stock Purchase Agreement dated March 22, 2022 (collectively, “Stock Purchase Agreement”).

WHEREAS, Seller, UAV, Purchaser and UAV Property Company wish to amend the Stock Purchase Agreement by mutual written consent, based on the completion of the Purchaser’s IPO on April 14, 2022, the payment of $6,500,000 in cash from the Purchaser to the Seller and the issuance of 1,000,000 shares at the $6.00 IPO price to the Purchaser’s stock transfer firm, Vstock on April 18, 2022, to be released to the Seller as per the underwriter’s lock up agreement (Appendix A), and pending the outstanding requirement from WSCUC for the purchase price to be paid in full for the closing to be completed.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and premises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, agree as follows:

1.           The above Recitals are incorporated as if fully set forth herein.

2.            All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Stock Purchase Agreement.

3.            The Stock Purchase Agreement is hereby amended by mutual written consent of the undersigned parties pursuant to Section 11.11 of the Stock Purchase Agreement as follows:

a.	Section 1.4(b)(i)(B) is amended by changing the date of “March 31, 2022” to “December 31, 2022”;

b.	Section 4.4(a) is amended by changing the date of “March 31, 2022” to “December 31, 2022”;

c.	Section 7.7 is amended by changing the date of “March 31, 2022” to “December 31, 2022”;

d.	Section 9.1(b) is amended by changing the date of “March 31, 2022” to “December 31, 2022”; and

e.	Section 9.2(b) is amended by changing the date of “March 31, 2022” to “December 31, 2022”.

4.           The Stock Purchase Agreement is hereby amended by mutual written consent of the undersigned parties pursuant to Section 11.11 of the Stock Purchase Agreement as follows:

a.	Section 1.3 is replaced in its entirety with the following:

“Subject to the satisfaction or due waiver of the conditions set forth in Sections 7 and 8 (other than those conditions which are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), the consummation of the Stock Purchase (the “Closing”) shall take place by means of a virtual closing through electronic exchange of signatures at 10:00 a.m. on a mutually agreed date between the two parties at a time when the Closing Cash Consideration is available. The date on which the Closing takes place is the “Closing Date”. The Closing will be deemed to have occurred at 12:00 a.m. on the Closing Date.”

b.	Section 9.2(b) is amended and restated in its entirety as follows:

“(b) Termination Extension. Notwithstanding any other provision to the contrary, if by December 31, 2022, the Closing has not occurred, then either party may send a Termination Notice. If neither party sends a Termination Notice, the parties may negotiate a mutually agreeable extension of the Closing Date, provided either party may send a Termination Notice at any time during such negotiations. If the termination is based solely on the failure to close by April 30, 2022, then each party’s sole remedy will be the receipt if its respective portion of the Escrow Deposit per Section 9.3(c).”

c.	Exhibit A is amended by:

i. Replacing the definition of “Adjusted Transaction Consideration Amount” in its entirety with the following:

“Adjusted Transaction Consideration Amount” means an amount equal to the Transaction Consideration Amount, minus $6,000,000.00 for the Closing Stock Consideration, minus $500,000.00 for the Escrow Deposit released to Seller, minus $6,500,000.00 for the part-payment released to Seller, minus 1,000,000 shares released to Vstock under the Seller’s name, to be released to the seller as per the terms of the underwriter’s lock up agreement, and as may be adjusted as set forth in the Closing Consideration Spreadsheet.

ii. Replacing the definition of “Closing Cash Consideration” in its entirety with the following:

“Closing Cash Consideration” means the balance payment required such that the Closing Cash Consideration together with all payments made by the Purchaser to the Seller from the Escrow Deposit and part-payments amounts to a total of Twenty-Four Million and No 100/00 U.S. Dollars ($24,000,000.00) in cash.

iii. Replacing the definition of “Closing Cash Consideration” in its entirety with the following:

“Closing Stock Consideration” means the 1,000,000 shares iń “restricted” ́common shares of the Purchaser that had a value of $6,000,000 at the time of the IPO based on the IPO price of $6.00 per share, and that have been deposited by the Purchaser with their stock transfer firm, Vstock, under the Sellers’ name, subject to the underwriters’ lock up agreement and with the same trading restrictions granted by Roger Hamilton or his affiliates on any listed shares.

5.           This Amendment will become effective as of the date first written above (the “Effective Date”). Except as set specifically forth herein, all other terms and conditions of the Stock Purchase Agreement remain in full force and effect; provided, however, that all terms and conditions of the Stock Purchase Agreement that are reasonably intended to be modified by this Amendment shall be construed in accordance with the intent of this Amendment. On and after the Effective Date, each reference in the Stock Purchase Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Stock Purchase Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Stock Purchase Agreement will mean and be a reference to the Stock Purchase Agreement as amended by this Amendment.

[Remainder of page intentionally left blank.]

The parties hereby have caused this Amendment to be executed and delivered as of the Effective Date.

By:	/s/ Sandra Johnson
Sandra Johnson

By:	/s/ Marco Johnson
Marco Johnson

University of Antelope Valley, Inc., a California corporation

By:	/s/ Marco Johnson
Name: Marco Johnson
Title: President and Chief Executive Officer

University of Antelope Valley, LLC a California limited liability company

By:	/s/ Marco Johnson
Name: Marco Johnson
Title: President and Chief Executive Officer

Genius Group Limited, a Singapore corporation

By:	/s/ Roger Hamilton
Name: Roger Hamilton
Title: Founder and Director

APPENDIX A

Lock-up Agreement

April 18, 2022

Boustead Securities, LLC

6 Venture, Suite 395

Irvine, CA 92618

Re: Proposed Public Offering by Genius Group Limited

Ladies and Gentlemen:

The undersigned, a stockholder, director or officer of Genius Group Limited, a public limited company incorporated in the Republic of Singapore (the “Company”), understands that Boustead Securities, LLC (the “Underwriter”) will act as an underwriter to carry out an offering (the “Offering”) of the Company’s ordinary shares, no par value (the “Ordinary Shares”). In recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, without the prior written consent of the Underwriter, during a period of up to 12 months from the date on which the trading of the Ordinary Shares on the Exchange (as defined in the Underwriting Agreement between the Company and the Underwriter to be entered into on the date of the Offering) commences (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities of the Company (including the issuance of Ordinary Shares upon the exercise of options, but excluding any securities registered under the Securities Act of 1933, as amended, in connection with the Company’s initial public offering) (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter:

(I)       [Reserved]

(II)       [Reserved]

(III)       [Reserved]

(IV)       commencing 180 days after the date hereof,

(a)	if the high bid per Ordinary Shares exceeds $7.50 for ten consecutive trading days, with at least 100,000 Ordinary Shares traded per day, the investors may sell 33% of the Lock-Up Securities held by the undersigned on the date hereof subject to a maximum sale on any trading day of 3% of the daily volume;

(b)	if the high bid per Ordinary Shares exceeds $10.00 for ten consecutive trading days, with at least 100,000 Ordinary Shares traded per day, the investors may sell 66% of the Lock-Up Securities held by the undersigned on the date hereof (which amount shall include any Lock-Up Securities sold under (IV(a)) above) subject to a maximum sale on any trading day of 3% of the daily volume; and

(c)	if the high bid per Ordinary Shares exceeds $15.00 for ten consecutive trading days, with at least 100,000 Ordinary Shares traded per day, the investors may sell all of the Lock-Up Securities subject to a maximum sale on any trading day of 3% of the daily volume.

(V)          as follows, provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(1)	as a bona fide gift or gifts; or

(2) to any trust or other entity for the direct or indirect benefit of, or wholly-owned by, the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(3) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares to limited partners, limited liability company members or stockholders of the undersigned; or

(4) if the undersigned is a trust, transfers to the beneficiary of such trust; or

(5) by will, other testamentary document or intestate succession; or

(6) by operation of law pursuant to a qualified domestic order or in connection with a divorces ettlement.; or

(7) pursuant to a trading plan established prior to the date of this Agreement pursuant to Rule 10b5-1 of the Exchange Act.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned understands that, if the Offering shall terminate or be terminated, or does not occur prior to April 30, 2022, the undersigned shall be released from all obligations set forth herein.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned, whether or not participating in the Offering, understands that the Underwriter is proceeding with the Offering in reliance upon this lock-up agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

IN WITNESS WHEREOF, the party hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By:	/s/ Marco Johnson

Name:	Marco Johnson

Title:	President

Address:	2622 Shmily ct. Lancaster Ca
93536

/s/ Sandra Johnson
Sandra Johnson

CFO

Address: